EXHIBIT 4.14
AMENDMENT NO. 2 TO
SECURED CONVERTIBLE DEBENTURE
     This amendment no. 2 (“Amendment”) to the Secured Convertible Debenture dated January 24, 2008 (the “Original Debenture”), as previously amended on January 29, 2009 (such prior amendment, the “Prior Amendment” and with the Original Debenture, the “Debenture”) is made as of March 6, 2009 by and between Converted Organics Inc., a Delaware corporation (“Borrower”) and PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD. (“Lender”).
RECITALS
     WHEREAS, Borrower has issued Lender the Debenture in principal amount of $3,600,000;
     WHEREAS, Lender has agreed to enter into a new credit facility pursuant to that certain (Securities Purchase Agreement, the “Credit Facility”) and, Borrower has agreed to modify certain terms of the Prior Amendment as set forth herein; and
     WHEREAS, Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Debenture.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Upon the initial funding into escrow of $500,000 pursuant to the terms of the Credit Facility, the Borrower agrees to waive Lender’s compliance obligations with respect to Section 4 of the Prior Amendment.
     2. All other provisions of the Debenture not amended or modified herein shall continue to have their full force and effect.
     3. This Amendment may be changed, waived, discharged or terminated only by a writing signed by the Lender and Borrower.
     4. This Amendment shall be construed and interpreted in accordance with the Sections 13 and 14 of the Original Debenture.
     5. This Amendment may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of March _, 2009.

Converted Organics Inc.

By:
Edward J. Gildea, CEO

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.

By:

Howard Berger
Manager

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